UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

HARVEST HEALTH & RECREATION INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

000-56224	84-3264202
(Commission File Number)	(IRS Employer Identification No.)

1155 W. Rio Salado Parkway, Suite 201 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480)-494-2261

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities

During the period June 30, 2021 through July 16, 2021, holders of Multiple Voting Shares, no par value per share (“MVS”), of Harvest Health & Recreation Inc. (the “Company”), converted an aggregate of 105,366.4 shares of MVS to Subordinate Voting Shares, no par value (“SVS”), of the Company resulting in the issuance of 10,536,640 SVS by the Company. In accordance with their terms, MVS are convertible into SVS on a 1:100 basis. The holders of certain shares of SVS remain subject to individually negotiated lock-up agreements. The Company did not receive any cash proceeds as a result of the exchange of the MVS for the SVS, and the shares of MVS exchanged have been retired and cancelled. The issuance of SVS was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

During the same period, the Company issued an aggregate of 755,151 SVS as a result of the exercise of certain outstanding warrants issued by the Company in the past to various investors (the “Warrant Holders”). As a result of the exercise of the warrants, the Company received gross cash proceeds of CdN$2,131,053.30 and USD$129,259.05. The Warrant Holders exercised the warrants at exercise prices of CdN$3.05 and USD$2.29.

On July 16, 2021, the Company issued 150,000 SVS in full settlement of a previously disclosed litigation matter, as described more fully under Item 8.01 of this Current Report on Form 8-K. The SVS were issued at a price of CdN$4.96.

The issuances of SVS in connection with the above-described warrant exercises and settlement were made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(a)(2) and Regulation D promulgated thereunder or Regulation S promulgated thereunder, as applicable, each for transactions by an issuer not involving a public offering.

This current report on Form 8-K does not constitute an offer to exchange any securities of the Company for SVS, MVS or other securities of the Company.

Item 8.01	Other Events.

Settlement of Rainbow Lease and Real Estate Litigation

On July 15, 2021, the Company, Harvest Enterprises, Inc., Harvest HAH WA, Inc., Steven M. White, M. Scott Atkison and Daniel T. Reiner (collectively, the “Defendants”), and Rainbow HAH Council Bluffs LLC, Rainbow HAH Santa Cruz LLC, Rainbow HAH Coalinga LLC, Rainbow HAH LLC, and Rainbow Realty Group LLC (collectively, the “Plaintiffs”) entered into a Confidential Settlement Agreement and Release, pursuant to which, inter alia, the Company issued 150,000 SVS to the Plaintiffs in consideration for final release (with prejudice) of all claims pending against the Defendants in the Commercial Division of the Supreme Court of the State of New York, County of New York (Index No.: 452625/2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST HEALTH & RECREATION INC.
(Registrant)

By:	/s/ Steven M. White
Steven M. White
Chief Executive Officer

Dated: July 19, 2021